EXHIBIT 9

                     REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of December __, 1997, by and among Biofield Corp., a Delaware corporation, with headquarters located at 1225 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076 (the "COMPANY"), and each of the investors set forth on the signature pages hereto (the "INITIAL INVESTORS").

      WHEREAS:

     . In connection with the several Subscription Agreements of even date herewith by and between each of the Initial Investors and the Company (collectively, the "SUBSCRIPTION AGREEMENTS"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to each of the Initial Investors shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK").

     . To induce each of the Initial Investors to execute and deliver the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     .    DEFINITIONS.

          .    As used in this  Agreement,  the following  terms shall
have the following meanings:

               ()   "INVESTORS"  means  either  Initial  Investors  or
their transferees or assignees who agree to be bound by the provisions of this Agreement in accordance with Section 9 hereof.

               () "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

               ()   "REGISTRABLE   SECURITIES"  means  the  shares  of
Common Stock issued or issuable pursuant to the Subscription Agreements or Section 2(c) hereof, or as a dividend on or in exchange for or otherwise with respect to any of the foregoing which are held by an Investor. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the 1933 Act or are eligible to be sold by the holder thereof pursuant to Rule 144(k) under the 1933 Act (or any similar rule then in force) or are sold in compliance with Rule 144.

               ()   "REGISTRATION   STATEMENT"  means  a  registration
statement of the Company under the 1933 Act filed  pursuant to Section
2(a) hereof.

          .    Capitalized terms used herein and not otherwise defined
herein   shall  have  the   respective   meanings  set  forth  in  the
Subscription Agreements.

     .    REGISTRATION.
          ------------

          . Mandatory Registration. The Company shall prepare and file with the SEC as soon as reasonably practicable after the date of this Agreement a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities and thereafter use its best efforts to cause such Registration Statement to become effective as soon as reasonably practicable and, in any event, within seventy five (75) days following the date of this Agreement.

          . Underwritten Offering. Investors holding a majority-in-interest of the Registrable Securities being registered pursuant to Section 2(a) hereof may determine to engage the services of an underwriter in connection with such offering. If such offering is an underwritten offering, the Investors who hold a majority-in-interest of the Registrable Securities subject to such underwritten offering shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

          . Payments by the Company. If the Registration Statement is not declared effective by the SEC within seventy five (75) days after the date of this Agreement (THE "PRE-REGISTRATION PERIOD") or if, at any time after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the
Registration Statement because of the issuance of a stop order or other suspension of effectiveness of the Registration Statement, or if the Investors are not permitted under Section 4(c) hereof to sell Registrable Securities for a period of more than ten (10) consecutive business days, or the Common Stock is not listed or included for quotation on the Nasdaq National Market ("NASDAQ"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), then the Company shall issue additional shares of Common Stock to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies that may otherwise be available at law or in equity). The number of shares of Common Stock the Company shall issue pursuant to the preceding sentence shall be equal to the product of (i) the number of shares of Registrable Securities held by such Investor to be covered by the Registration Statement; (ii) either (a) two hundredths (.02) if such penalty relates to the one-hundred eighty
(180) day period (THE "FIRST PAYMENT PERIOD") commencing immediately upon the expiration of the Pre-registration Period, or (b) one hundredth (.01) if such penalty relates to the period after the expiration of the First Payment Period; and (iii) the sum of the following, provided, however, that the total number of months under this subsection (iii) shall not exceed nine and one-half months: (x) the number of months (prorated for partial months) after the end of the Pre-registration Period and prior to the date the Registration Statement is declared effective by the SEC (the "EFFECTIVE DATE"); provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the Investors to conduct their review of the Registration Statement pursuant to Section 3(g) below in a reasonably prompt manner; (y) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement during the Registration Period (as hereinafter defined) because of the issuance of a stop order or other suspension of effectiveness of the Registration Statement, or if the Investors are not permitted under Section 4(c) hereof to sell Registrable Securities for a period of more than ten (10) consecutive business days; and (z) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the Nasdaq, NYSE or AMEX or that trading of the Common Stock thereon is halted during the Registration Period (unless all trading on the Nasdaq, NYSE or AMEX, as the case may be, is halted). (For example, if the Registration Statement becomes effective one (1) month after the end of the Pre-registration Period, the Company would be required to issue 2,000 additional shares of Common Stock to the Investors for each 100,000 shares of Common Stock issued pursuant to the Subscription Agreements. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of fifteen (15) days subsequent to the First Payment Period, the Company would be required to issue an additional 500 shares of Common Stock to the Investors for each 100,000 shares of Common Stock issued pursuant to the Subscription Agreements). Any shares of Common Stock issued pursuant to this Section 2(c) shall be Registrable Securities. The additional shares of Common Stock to be issued pursuant to this
Section 2(c) shall be issued to the Investors within five (5) days after the end of each period that gives rise to such obligation; provided that if any such period extends for more than thirty (30) days, interim issuances of Common Stock shall be made for each such 30-day period. If the provisions of this Section 2(c) would otherwise result in the issuance of fractional shares of Common Stock to an Investor, the Company shall round the number of shares to be issued to such Investor to the nearest whole share.

          . Eligibility for Form S-3. The Company represents and warrants that, as of the date hereof, it meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale of the Registrable Securities by the Investors, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

     .    OBLIGATIONS OF THE COMPANY.
          --------------------------

     In  connection   with  the   registration   of  the   Registrable
Securities, the Company shall have the following obligations:

          .    The  Company  shall  prepare  and  file a  Registration
Statement and use its best efforts to cause such Registration Statement to become effective, all as provided in Section 2(a) hereof, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold by the Investors, or (ii) the date on which all of the shares of Common Stock issued pursuant to the Subscription Agreements or Section 2(c) hereof, or as a dividend on or in exchange for or otherwise with respect to any of the foregoing, have ceased to be Registrable Securities. The period from the filing of the Registration Statement until the earlier of (i) or (ii) above shall be referred to herein as the "REGISTRATION PERIOD".

          . The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

          . The Company shall furnish to each Investor (and the firm of legal counsel designated pursuant to Section 3(g)) whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed and filed with the SEC, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment and supplement thereto, and (ii) such number of copies of a prospectus and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement and owned by such Investor. The Company shall immediately notify each Investor by facsimile of the effectiveness of the Registration Statement or any post-effective amendment.

         .     The  Company  shall  use  reasonable   efforts  to  (i)
register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority-in-interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, or (c) file a general consent to service of process in any such jurisdiction.

          . As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall use its best efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          . The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

          . The Company shall permit a single firm of legal counsel designated by the Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

          . The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) and Rule 158 under the 1933 Act) covering a period of at least twelve-months beginning with the first day of the Company's first full calendar quarter following the Effective Date.

          . The Company shall make available for inspection, at the offices where normally kept and during reasonable business hours, by
(i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) any firm of legal counsel and any firm of accountants or other agents retained by any Investors holding Registrable Securities included in such Registration Statement, and (iv) one firm of legal counsel retained by all such underwriters (collectively, the "INSPECTORS"), all pertinent financial and other records, corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably requested by such person in connection with such Registration Statement, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor or agents of the Company) of any Record or other information obtained in connection with any such inspection, unless (a) the disclosure of such Records is necessary in connection with the Inspectors' or Investors' assertion of any claims or actions or with their establishment of any defense in any pending administrative or judicial action or proceeding, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Investor agrees that it shall, and shall cause each of its Inspectors to, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give notice of such request to the Company.

          . The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission of material fact in the Registration Statement that directly relates to such Investor, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give notice of such request to such Investor.

          . The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all the Registrable Securities covered by the Registration Statement on Nasdaq.

          .    The  Company  shall   provide  a  transfer   agent  and
registrar,   which  may  be  a  single  entity,  for  the  Registrable
Securities not later than the Effective Date.

          . The Company shall enter into such customary agreements (including underwriting agreements in customary form as are reasonably satisfactory to the Company with customary indemnification and contribution obligations) and take all such other appropriate actions as the holders of a majority-in-interest of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The Investors holding Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings.

          . The Company shall use it best efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any, and to the Investors holding a majority-in-interest of the Registrable Securities, and furnish to each Investor participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Investor or underwriter.

          . The Company shall cooperate with the Investors holding Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Investors holding Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof.

          .    The  Company  shall take all other  reasonable  actions
necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

          . If any such registration statement or comparable statement under "blue sky" laws refers to any Investor by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Investor and the Company, to the effect that the holding by such Investor of such securities is not to be construed as a recommendation by such Investor of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Investor by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the 1933 Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Investor.

     .    OBLIGATIONS OF THE INVESTORS.
          ----------------------------

     In  connection   with  the   registration   of  the   Registrable
Securities, the Investors shall have the following obligations:

     . It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and as are customarily provided by selling stockholders and shall execute such documents in connection with such registration as the Company may reasonably request and as are customarily executed by selling stockholders; provided that any such information shall be used only in connection with such registration. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor or its counsel of the information the Company requires from each such Investor.

          . Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          . Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall, at its option, deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

          . No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements entered into by the Company, (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and its own expenses (including, without limitation, counsel fees, except as specifically provided herein).

     .    EXPENSES OF REGISTRATION.
          ------------------------

     All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Additionally, the Company will reimburse the holders of Registrable Securities covered by a Registration Statement for the reasonable fees and disbursements of one counsel chosen by the holders of a majority-in-interest of the Registrable Securities. Each Investor will, however, bear any transfer taxes and underwriting discounts or commissions applicable to the Registrable Securities sold by such Investor.

     .    INDEMNIFICATION.
          ---------------

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          . To the fullest extent permitted by law, the Company will, and hereby agrees to, indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, of any similar successor statute (the "1934 ACT"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "INDEMNIFIED PERSON"), against any and all joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the Effective Date, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(c) hereof with respect to the retention of legal counsel by an Indemnified Person or Indemnified Party (as defined below), the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Investors were promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.

          . In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a) hereof, the Company, each of its directors, each of its officers who signs the Registration Statement, to the fullest extent permitted by law, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors, officers, agents or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to
Section 6(c) hereof with respect to the retention of legal counsel by an Indemnified Person or Indemnified Party, such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7 hereof) for only that amount as does not exceed the net proceeds from the sale of Registrable Securities by such Investor pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 hereof.
Notwithstanding anything herein to the contrary, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          . Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 6 (with appropriate modifications) shall be given by the Company and each Investor selling Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          . Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          . If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 6(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to Sections 6(b) and (c).

          . The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

          .    The indemnification  and contribution  required by this
Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     .    NO OBLIGATION TO SELL.
          ---------------------

     Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Investor to sell any Registrable Securities pursuant to any effective registration statement.

     .    REPORTS UNDER THE 1934 ACT.
          --------------------------

     With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees, during the term of this Agreement, to:

          .    make and keep public  information  available,  as those
terms are understood and defined in Rule 144;

          . file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          . furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company as to whether or not it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

     .    ASSIGNMENT.
          ----------

     The rights under this Agreement may be assigned by the Investors to any transferee of all or any portion of Registrable Securities if the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein (such agreement being evidenced by the execution of a Counterpart and Acknowledgement substantially in the form attached hereto as Exhibit A). Subject to the requirements of this Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     .    AMENDMENT.
          ---------

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities; provided, however, that no Investor who purchases $1 million or more of Common Stock pursuant to the Subscription Agreements shall be bound by any such amendment or waiver without such Investor's written consent. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

     -    MISCELLANEOUS.
          -------------

          . Definition of Holder of Registrable Securities. A person or entity is deemed to be the holder of Registrable Securities owned by such person and its affiliates. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement); provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

          . Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               Biofield Corp.
               1225 Northmeadow Parkway
               Suite 120
               Roswell, Georgia  30076
               Attention:  Michael R. Gavenchak
               Facsimile:  (770) 410-1779

               With copy to:

               Squadron, Ellenoff, Plesent & Sheinfeld, LLP
               551 Fifth Avenue
               New York, New York  10176-0001
               Attention:  Stephen H. Kay, Esq.
               Facsimile:  (212) 697-6686

If to an Investor: to the address set forth immediately below such Investor's name on the signature pages to the Subscription Agreements.

          . Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          . Governing Law; Severability. This Agreement shall be enforced, governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

          . Merger Clause. This Agreement and the Subscription Agreements (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein and therein. This Agreement and the Subscription Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, this Agreement shall have no effect on any other registration rights agreement to which any Investor and the Company are a party.

          .    Descriptive  Headings.  The headings in this  Agreement
are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          . Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          . Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          . Consents. Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority-in-interest of the Registrable Securities.

          . Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                               * * * * *


     IN WITNESS WHEREOF, the Company and the undersigned Initial Investors have caused this Agreement to be duly executed as of the date first above written.


                                    BIOFIELD CORP.

                                    By:_______________________________
                                    Its:______________________________


                                    INVESTORS:


                                    __________________________________
                                    By:_______________________________
                                    Its:______________________________
                                    Address:__________________________


                                    Facsimile:________________________


                                    __________________________________
                                    By:_______________________________
                                    Its:______________________________
                                    Address:__________________________


                                    Facsimile:________________________


                                    __________________________________
                                    By:_______________________________
                                    Its:______________________________
                                    Address:__________________________


                                    Facsimile:________________________






                             EXHIBIT A


                     REGISTRATION RIGHTS AGREEMENT
                    COUNTERPART AND ACKNOWLEDGEMENT


TO:       BIOFIELD CORP.

RE: The Registration Rights Agreement (the "Agreement") dated as of __________ __, 1997, by and among Biofield
          Corp. and the Initial Investors (as defined in the Agreement)


          The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of an Investor (as defined in the Agreement) pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

          DATED this _____ day of ____________, 199__.


                                   INVESTOR

                                   __________________________________
                                   By:_______________________________
                                   Its:______________________________
                                   Address:__________________________


                                   Facsimile:________________________


                                   Number of Shares of
                                   Registrable Securities:____________